HealthEquity Reports Fourth Quarter and Fiscal Year Ended January 31, 2018 Financial Results
Highlights of the fiscal year include:

•	Revenue of $229.5 million, an increase of 29% compared to FY17.

•	Net income of $47.4 million, an increase of 80% compared to FY17.

•	Net income per diluted share of $0.77, compared to $0.44 in FY17.

•	Adjusted EBITDA of $84.7 million, an increase of 35% compared to FY17.

•	HSA Members of 3.4 million, an increase of 24% compared to FY17.

•	Total Custodial Assets of $6.8 billion, an increase of 35% compared to FY17.

Highlights of the fourth quarter include:

•	Revenue of $60.4 million, an increase of 29% compared to Q4 FY17.

•	Net income of $5.9 million, an increase of 45% compared to Q4 FY17.

•	Net income per diluted share of $0.09, compared to $0.07 in Q4 FY17.

•	Adjusted EBITDA of $17.1 million, an increase of 45% compared to Q4 FY17.

Draper, Utah – March 19, 2018 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its fourth quarter and fiscal year ended January 31, 2018.
“HealthEquity recorded a strong fiscal year 2018 by opening a record 669,000 new HSAs and helping members grow their HSA assets to $6.8 billion,” said Jon Kessler, President and CEO of HealthEquity. “We continued to outpace the market and gain market share with 35% growth in custodial assets, including 96% custodial investment growth, and 24% growth of HSA members. Our revenue for the year was up 29% to $229.5 million and our Adjusted EBITDA was up an even higher 35% to $84.7 million as the team continued to drive greater profitability in our business.”
Full year financial results

For the year ended January 31, 2018, HealthEquity reported revenue of $229.5 million, an increase of 29% compared to $178.4 million for the year ended January 31, 2017. Revenue consisted of:

•	Service revenue of $91.6 million, an increase of 19% compared to FY17.

•	Custodial revenue of $87.2 million, an increase of 46% compared to FY17.

•	Interchange revenue of $50.7 million, an increase of 22% compared to FY17.

Net income was $47.4 million for the year ended January 31, 2018, compared to $26.4 million for the year ended January 31, 2017.
Net income per diluted share was $0.77 for the year ended January 31, 2018, compared to $0.44 for the year ended January 31, 2017.
Non-GAAP Adjusted EBITDA was $84.7 million for the year ended January 31, 2018, an increase of 35% compared to $62.8 million for the year ended January 31, 2017. Adjusted EBITDA was 37% of revenue for the year ended January 31, 2018, compared to 35% for the year ended January 31, 2017.
As of January 31, 2018, we had $240.3 million of cash, cash equivalents and marketable securities and no outstanding debt. This compares to $180.4 million in cash, cash equivalents and marketable securities and no outstanding debt as of January 31, 2017.

Fourth quarter financial results
For the fourth quarter ended January 31, 2018, HealthEquity reported revenue of $60.4 million, an increase of 29% compared to $46.8 million for the fourth quarter ended January 31, 2017. Revenue consisted of:

•	Service revenue of $23.4 million, an increase of 13% compared to Q4 FY17.

•	Custodial revenue of $24.5 million, an increase of 52% compared to Q4 FY17.

•	Interchange revenue of $12.6 million, an increase of 25% compared to Q4 FY17.

Net income was $5.9 million for the fourth quarter ended January 31, 2018, compared to $4.1 million for the fourth quarter ended January 31, 2017.
Net income per diluted share was $0.09 for the fourth quarter ended January 31, 2018, compared to $0.07 for the fourth quarter ended January 31, 2017.
Non-GAAP Adjusted EBITDA was $17.1 million for the fourth quarter ended January 31, 2018, an increase of 45% compared to $11.8 million for the fourth quarter ended January 31, 2017.
HSA Member and Custodial asset metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of January 31, 2018 was 3.4 million, an increase of 24% from 2.7 million as of January 31, 2017.
Total Custodial Assets as of January 31, 2018 was $6.8 billion, an increase of 35% year over year, consisting of:

•	Custodial Cash Assets of $5.5 billion, an increase of 25% compared to January 31, 2017; and

•	Custodial Investment Assets of $1.3 billion, an increase of 96% compared to January 31, 2017.

Business outlook
For the year ending January 31, 2019, we expect our revenue to be between $276.0 million and $282.0 million. Our outlook for net income is a range of $47.0 million to $51.0 million, resulting in a net income per diluted share range of $0.74 to $0.80. Our Adjusted EBITDA outlook is a range of $106.0 million to $111.0 million. We also expect our non-GAAP net income to be in a range between $63.0 million and $67.0 million. Our non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate of 24%, and the impact of excess tax benefits due to the adoption of Accounting Standards Updated ("ASU") 2016-09. Our non-GAAP net income outlook results in a non-GAAP net income per diluted share range between $0.98 to $1.04 (based on an estimated 64.0 million weighted-average shares outstanding).
A reconciliation of the non-GAAP financial measure used throughout this release to the most comparable GAAP financial measure is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Monday, March 19, 2018 to discuss the fiscal year 2018 fourth quarter and full year financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 3494468. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.

Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. Non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate, and the impact of excess tax benefits due to the adoption of ASU 2016-09. Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.

Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the company. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the company’s ability to successfully identify, acquire and integrate portfolio purchases or acquisition targets, the company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the company’s filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Consolidated balance sheets (unaudited)

(in thousands, except par value)	January 31, 2018	January 31, 2017
Assets
Current assets
Cash and cash equivalents	$199,472	$139,954
Marketable securities, at fair value	40,797	40,405
Total cash, cash equivalents and marketable securities	240,269	180,359
Accounts receivable, net of allowance for doubtful accounts of $208 and $75 as of January 31, 2018 and 2017, respectively	21,602	17,001
Inventories	215	592
Other current assets	3,310	2,867
Total current assets	265,396	200,819
Property and equipment, net	7,836	5,170
Intangible assets, net	83,635	65,020
Goodwill	4,651	4,651
Deferred tax asset	5,461	1,615
Other assets	2,180	1,861
Total assets	$369,159	$279,136
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,420	$3,221
Accrued compensation	12,549	8,722
Accrued liabilities	5,521	3,760
Total current liabilities	20,490	15,703
Long-term liabilities
Other long-term liabilities	2,395	1,456
Deferred tax liability	—	37
Total long-term liabilities	2,395	1,493
Total liabilities	22,885	17,196
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of January 31, 2018 and 2017	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 60,825 and 59,538 shares issued and outstanding as of January 31, 2018 and 2017, respectively	6	6
Additional paid-in capital	261,237	232,114
Accumulated other comprehensive loss, net	(269)	(165)
Accumulated earnings	85,300	29,985
Total stockholders’ equity	346,274	261,940
Total liabilities and stockholders’ equity	$369,159	$279,136

HealthEquity, Inc. and its subsidiaries
Consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended January 31,		Year ended January 31,
	2018	2017	2018	2017
Revenue
Service revenue	$23,361	$20,644	$91,619	$77,254
Custodial revenue	24,451	16,036	87,160	59,593
Interchange revenue	12,624	10,134	50,746	41,523
Total revenue	60,436	46,814	229,525	178,370
Cost of revenue
Service costs	22,602	17,397	70,426	51,868
Custodial costs	3,030	2,556	11,400	9,767
Interchange costs	3,158	2,632	12,783	10,380
Total cost of revenue	28,790	22,585	94,609	72,015
Gross profit	31,646	24,229	134,916	106,355
Operating expenses
Sales and marketing	7,432	5,556	23,139	18,320
Technology and development	7,480	6,548	27,385	22,375
General and administrative	6,757	4,861	25,111	20,151
Amortization of acquired intangible assets	1,543	1,083	4,863	4,297
Total operating expenses	23,212	18,048	80,498	65,143
Income from operations	8,434	6,181	54,418	41,212
Other expense
Other expense, net	(1,706)	(158)	(2,229)	(1,092)
Total other expense	(1,706)	(158)	(2,229)	(1,092)
Income before income taxes	6,728	6,023	52,189	40,120
Income tax provision	823	1,961	4,827	13,744
Net income	$5,905	$4,062	$47,362	$26,376
Net income per share:
Basic	$0.10	$0.07	$0.79	$0.45
Diluted	$0.09	$0.07	$0.77	$0.44
Weighted-average number of shares used in computing net income per share:
Basic	60,730	59,438	60,304	58,615
Diluted	62,291	60,645	61,854	59,894
Comprehensive income:
Net income	$5,905	$4,062	$47,362	$26,376
Other comprehensive loss:
Unrealized loss on available-for-sale marketable securities, net of tax	(36)	(31)	(59)	(67)
Comprehensive income	$5,869	$4,031	$47,303	$26,309

HealthEquity, Inc. and its subsidiaries
Consolidated statements of cash flows (unaudited)

	Year ended January 31,
(in thousands)	2018	2017	2016
Cash flows from operating activities:
Net income	$47,362	$26,376	$16,613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,952	13,186	8,601
Deferred taxes	4,306	(2,891)	(2,178)
Stock-based compensation	14,310	8,398	5,883
Bad debt expense	133	35	24
Amortization of deferred financing costs and loss on other investments	87	68	23
Changes in operating assets and liabilities:
Accounts receivable	(4,734)	(2,728)	(5,174)
Inventories	377	28	5
Other assets	(760)	(1,343)	(107)
Accounts payable	(581)	567	1,011
Accrued compensation	3,827	946	2,475
Accrued liabilities	484	1,729	(383)
Other long-term liabilities	939	1,220	(252)
Net cash provided by operating activities	81,702	45,591	26,541
Cash flows from investing activities:
Purchase of marketable securities	(483)	(379)	(40,291)
Purchase of property and equipment	(5,458)	(3,645)	(2,376)
Purchase of software and capitalized software development costs	(10,380)	(9,030)	(6,896)
Acquisition of intangible member assets	(17,545)	—	(40,489)
Acquisition of a business	(2,882)	—	—
Purchases of other investments	—	—	(500)
Net cash used in investing activities	(36,748)	(13,054)	(90,552)
Cash flows from financing activities:
Proceeds from follow-on offering, net of payments for offering costs	—	—	23,492
Proceeds from exercise of common stock options	14,564	7,142	1,915
Tax benefit from exercise of common stock options	—	16,634	11,557
Deferred financing costs paid	—	—	(317)
Net cash provided by financing activities	14,564	23,776	36,647
Increase (decrease) in cash and cash equivalents	59,518	56,313	(27,364)
Beginning cash and cash equivalents	139,954	83,641	111,005
Ending cash and cash equivalents	$199,472	$139,954	$83,641

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended January 31,		Year ended January 31,
(in thousands)	2018	2017	2018	2017
Cost of revenue	$691	$522	$2,594	$1,780
Sales and marketing	627	(16)	2,030	914
Technology and development	953	613	3,318	1,903
General and administrative	1,571	880	6,368	3,801
Total stock-based compensation expense	$3,842	$1,999	$14,310	$8,398
HSA Members (unaudited)

				% change from	% change from
	January 31, 2018	January 31, 2017	January 31, 2016	2017 to 2018	2016 to 2017
HSA Members	3,402,889	2,746,132	2,140,631	24%	28%
Average HSA Members - Year-to-date	2,951,790	2,339,091	1,600,327	26%	46%
Average HSA Members - Quarter-to-date	3,188,927	2,519,382	1,850,843	27%	36%
HSA Members with investments	121,614	65,906	44,680	85%	48%
Custodial assets (unaudited)

				% change from	% change from
(in thousands, except percentages)	January 31, 2018	January 31, 2017	January 31, 2016	2017 to 2018	2016 to 2017
Custodial cash	$5,489,617	$4,380,487	$3,278,628	25%	34%
Custodial investments	1,288,693	658,580	405,878	96%	62%
Total custodial assets	$6,778,310	$5,039,067	$3,684,506	35%	37%
Average daily custodial cash - Year-to-date	$4,571,341	$3,661,058	$2,326,506	25%	57%
Average daily custodial cash - Quarter-to-date	$4,876,438	$3,854,518	$2,682,827	27%	44%
Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands)	2018	2017	2018	2017
Net income	$5,905	$4,062	$47,362	$26,376
Interest income	(213)	(146)	(734)	(531)
Interest expense	69	69	274	275
Income tax provision	823	1,961	4,827	13,744
Depreciation and amortization	3,267	2,559	11,089	8,889
Amortization of acquired intangible assets	1,543	1,083	4,863	4,297
Stock-based compensation expense	3,842	1,999	14,310	8,398
Other (1)	1,850	236	2,689	1,348
Adjusted EBITDA	$17,086	$11,823	$84,680	$62,796

(1)
For the three months ended January 31, 2018 and 2017, Other consisted of non-income based taxes of $136 and $101, acquisition-related costs of $1,715 and $0, and other costs of $0 and $135, respectively. For the years ended January 31, 2018 and 2017, Other consisted of non-income based taxes of $439 and $358, acquisition-related costs of $2,197 and $631, and other costs of $53 and $359, respectively.

Reconciliation of net income outlook to Adjusted EBITDA outlook

For the year ending
(in millions)	January 31, 2019
Net income	$47 - 51
Income tax provision	15 - 16
Depreciation and amortization	~ 14
Amortization of acquired intangible assets	~ 6
Stock-based compensation expense	~ 21
Other	~ 3
Adjusted EBITDA	$106 - 111

Reconciliation of non-GAAP net income per diluted share (unaudited)

	Three months ended	Year ended	Outlook for the year ending
(in millions, except per share data)	January 31, 2018	January 31, 2018	January 31, 2019
Net income	$6	$47	$47 - $51
Stock compensation, net of tax (1)	3	9	~ 16
Excess tax benefit due to adoption of ASU 2016-09	(2)	(14)	~ (0)
Non-GAAP net income	$7	$42	$63 - $67

Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	62	62	64
Non-GAAP net income per diluted share (2)	$0.11	$0.68	$0.98 - $1.04
(1) For the three and twelve months ended January 31, 2018, the Company used an estimated statutory tax rate of 38% to calculate the net impact of stock-based compensation expense. For the year ending January 31, 2019, the Company used an estimated statutory tax rate of 24% to calculate the net impact of stock-based compensation expense.
(2) Non-GAAP net income per diluted share does not calculate due to rounding.